UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into Material Definitive Agreements.

At its regularly scheduled meeting held on January 2, 2013, the following resolutions were adopted by the Compensation and Stock Incentive Committee of the Board of Directors of the registrant:

“RESOLVED, that, effective as of January 1, 2013, the salary for the Chief Executive Officer of the Company shall remain $300,000 per annum and the determination of a discretionary annual incentive for fiscal year ending 2013 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent (5%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.

RESOLVED, that the following salary change is being made for the following Executive Officer of the Company for fiscal year 2013 and shall be effective January 1, 2013:

Executive Officer	Title	Annual Salary

Edward J. Sutor	Executive Vice President & Chief Operating Officer	$285,000

FURTHER RESOLVED, that the determination of a discretionary annual incentive for the Executive Vice President for fiscal year ending 2013 will be dependent upon an overall favorable evaluation of the Executive Vice President’s performance and be calculated as two and one-half percent (2 ½%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.

FURTHER RESOLVED, that no bonuses shall be paid to the Executive Officers of the Company for fiscal year ending 2012.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 4, 2013